SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 19, 2012

Coronado Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 New England Executive Park, Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 238-6621

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 19, 2012, we entered into an employment agreement with Karin M. Hehenberger, M.D., Ph.D. to serve as Executive Vice President and Chief Medical Officer. Dr. Hehenberger (age 39) joined us as senior vice president of scientific affairs in December 2011. Dr. Hehenberger has over 15 years of experience in the healthcare industry. From January 2010 until joining our company, Dr. Hehenberger was Senior Vice President for Strategic Alliances at the Juvenile Diabetes Research Foundation (“JDRF”) where she was responsible for advancing JDRF’s involvement with scientific, financial, and commercial partners in the diabetes community. From February 2008 until January 2010, she served as Vice President of Metabolic Strategy and Business Development at Johnson & Johnson. From October 2005 through February 2008, Dr. Hehenberger served as Senior Investment Director and Partner at Scandinavian Life Science Venture. Dr. Hehenberger holds M.D. and Ph.D. degrees from the Karolinska Institute in Stockholm, Sweden and continued her research as a JDRF post-doctoral fellow at the Joslin Diabetes Center at Harvard Medical School.

The employment agreement with Dr. Hehenberger provides for a base salary of $300,000 and an annual discretionary bonus of up to 40% of her base salary upon the attainment of certain financial, clinical development and/or business milestones to be established annually by our board of directors or compensation committee. The employment agreement is terminable by either party at any time. In the event of termination by us without cause or by Dr. Hehenberger for good reason, as those terms are defined in the agreement, she is entitled to six months’ severance (or one year if such termination is within six months of a change of control transaction).

In connection with the commencement of her employment on December 19, 2011, Dr. Hehenberger was granted ten-year options under our 2007 Stock Incentive Plan to purchase 100,000 shares of our common stock at an exercise price equal to $6.00, being the fair market value on such date. On April 19, 2012, Dr. Hehenberger was granted ten-year options under our 2007 Stock Incentive Plan to purchase 125,000 shares of our common stock at an exercise price equal to $7.84, being the fair market value on such date. The options will vest in three equal annual installments commencing one year from the date of grant.

The employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.37 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.37	Employment Agreement, dated as of April 19, 2012, by and between the Registrant and Karin M. Hehenberger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

By:	/s/ Bobby W. Sandage
Name:	Bobby W. Sandage, Jr.
Title:	President and Chief Executive Officer

Dated: April 25, 2012